UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2012

MERCK & CO., INC.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-6571 (Commission file number)	22-1918501 (I.R.S. Employer Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ (Address of principal executive offices)		08889 (Zip code)

Registrant’s telephone number, including area code: (908) 423-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders held on May 22, 2012, and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set forth opposite their respective names:

Names	For	Against	Abstained	Broker Non-Votes
Leslie A. Brun	2,163,943,500	40,442,629	4,080,348	369,671,037
Thomas R. Cech	2,170,163,508	34,365,185	3,937,784	369,671,037
Kenneth C. Frazier	2,150,116,889	53,951,726	4,397,862	369,671,037
Thomas H. Glocer	2,192,615,614	11,843,107	4,007,756	369,671,037
William B. Harrison, Jr.	2,185,796,945	18,047,594	4,621,938	369,671,037
C. Robert Kidder	2,171,051,222	32,755,388	4,660,867	369,671,037
Rochelle B. Lazarus	2,194,068,848	10,406,063	3,991,566	369,671,037
Carlos E. Represas	2,171,905,615	32,408,575	4,152,287	369,671,037
Patricia F. Russo	2,176,761,695	27,830,097	3,874,685	369,671,037
Craig B. Thompson	2,194,093,018	9,817,512	4,555,947	369,671,037
Wendell P. Weeks	2,194,773,154	9,716,365	3,976,958	369,671,037
Peter C. Wendell	2,191,095,017	13,339,539	4,031,921	369,671,037

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 received 2,511,085,763 votes FOR and 60,687,574 votes AGAINST, with 6,364,177 abstentions.

3.	A proposal to approve, by a non-binding advisory vote, executive compensation of our Named Executive Officers received 2,131,911,470 votes FOR and 61,776,173 votes AGAINST, with 14,778,834 abstentions and 369,671,037 broker non-votes.

4.	A shareholder proposal concerning shareholder action by written consent received 998,693,065 votes FOR and 1,196,955,887 votes AGAINST, with 12,817,525 abstentions and 369,671,037 broker non-votes.

5.	A shareholder proposal concerning special shareholder meetings received 749,829,658 votes FOR and 1,447,703,621 votes AGAINST, with 10,933,198 abstentions and 369,671,037 broker non-votes.

6.	A shareholder proposal concerning a report on charitable and political contributions received 83,412,002 votes FOR and 1,978,268,642 votes AGAINST, with 146,785,834 abstentions and 369,671,036 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012

Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
	Name:	Katie E. Fedosz
	Title:	Senior Assistant Secretary